UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2008

Octavian Global Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-46705	01-895182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

______________

1-3 Bury Street Guildford Surrey, GU2 4AW
United Kingdom
(Address of principal executive offices and Zip Code)

+44 1483 543 543
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03- AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On December 1, 2008, we filed Amended and Restated Articles of Incorporation with the Secretary of State of Nevada, which effectuated the following amendments to our Articles of Incorporation:

1.	Our total number of shares of authorized capital stock was increased from 75,000,000 shares to 160,000,000 shares;

2.	We increased the number of shares of authorized common stock, par value $0.001 per share, from 75,000,000 shares to 150,000,000 shares;

3.	We created a new class of blank check preferred stock, par value $0.001 per share, consisting of 10,000,000 authorized shares; and

4.
Certain standard limitation of liability and indemnification provisions relating to our officers, directors and employees, as permitted pursuant to the Nevada Revised Statutes, were added to our Articles of Incorporation.

The amendments to our Articles of Incorporation were authorized by our board of directors by unanimous written consent dated November 13, 2008 and approved by the holders of at least a majority of our outstanding shares of common stock by written consent in lieu of a meeting, as of November 27, 2008.

A copy of the certified filed copy of our Amended and Restated Articles of Incorporation is filed as Exhibit 99.1 to this current report.

ITEM 8.01 - Other Events

By unanimous written consent of our board of directors, dated November 13, 2008, the board authorized a 1-for-5.0174 reverse stock split of our shares of common stock (the “Reverse Split”) so that upon the effective date of the Reverse Split the 39,147,714 shares of common stock currently outstanding will be reduced to 7,802,390 shares. The Reverse Split will become effective on December 12, 2008 or on such other date that we have received approval from the OTC Bulletin Board on which our shares of common stock are quoted.

ITEM 9.01 - Financial Statements and Exhibits

Financial Statements of Business Acquired and Pro Forma Financial Information

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

99.1	Amended and Restated Articles of Incorporation filed with the Secretary of State of Nevada on December 1, 2008.

SIGNATURES

        In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCTAVIAN GLOBAL TECHNOLOGIES, INC.

Dated: December 3, 2008	By:	/s/ Harmen Brenninkmeijer
Harmen Brenninkmeijer, Chief Executive Officer